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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                   FORM 8-K/A

                               AMENDMENT NO. 1 TO
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): December 15, 2004


                         SYNOVIS LIFE TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)

                        State of Incorporation: Minnesota
                          Commission File No.: 0-13907
                 I.R.S. Employer Identification No.: 41-1526554

                     Address of principal executive offices:
                             2575 University Ave. W.
                            St. Paul, Minnesota 55114

                        Telephone Number: (651) 796-7300

                              --------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS

Effective December 1, 2004, Synovis' Board of Directors elected two new independent directors: Mark F. Palma and Sven A. Wehrwein. Synovis now has seven directors, six of whom are independent. One of the board slots replaces Anton R. Potami, who died in June of this year. The second position represents an expansion of the Board.

There is no arrangement or other understanding between Mr. Palma or Mr. Wehrwein and any other person pursuant to which they were elected, and there are no related party transactions reportable under Item 404(a) of Regulation S-K for either Mr. Palma or Mr. Wehrwein.

At the time of their election, Mr. Palma and Mr. Wehrwein were not appointed to any Board committees, and there were no expectations regarding such appointments. Subsequently, on December 15, 2004, the Board of Directors appointed Mr. Palma to the Board's Compensation Committee, appointed Mr. Wehrwein to the Board's Audit Committee, and appointed both Mr. Palma and Mr. Wehrwein to the Board's Nominating and Governance Committee.

A press release announcing Mr. Palma and Mr. Wehrwein's election to the Board of Directors was previously filed as Exhibit 99.1 to the company's Current Report on Form 8-K, dated December 1, 2004.





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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                        SYNOVIS LIFE TECHNOLOGIES, INC.


Dated: December 17, 2004                By:  /s/ Connie L. Magnuson
                                             -----------------------------------
                                             Connie L. Magnuson
                                             Vice-President of Finance, Chief
                                             Financial Officer and Corporate
                                             Secretary